PIONEER FUNDS DISTRIBUTOR, INC.
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 742-7825

                                 SALES AGREEMENT



     Pioneer Funds Distributor, Inc. (PFD), acts as principal underwriter, as defined in the Investment Company Act of 1940, for the registered investment companies (the "Funds") listed on Appendix A attached (as amended from time to time by PFD). Acting as a principal, PFD offers to sell shares of the Funds subject to the conditions set forth in this agreement and subsequent amendments thereto.

     1. Shares purchased from PFD for sale to the public shall be offered and sold at the price or prices, and on the terms and conditions, set forth in the currently effective prospectuses of the Funds, as amended or supplemented from time to time (the "Prospectus" or "Prospectuses"). In the sale of such shares to the public you shall act as dealer for your own account or as agent for your customer, and in no transaction shall you have any authority to act or hold yourself out as agent for PFD, any of the Funds, the Funds' Custodians, the Funds' Transfer Agent, or any other party, and nothing in this agreement shall constitute you a partner, employee or agent of ours or give you any authority to act for PFD. Neither PFD nor the Funds shall be liable for any of your acts or obligations as a broker-dealer under this agreement. Nothing herein shall be construed to prohibit your acting as agent for one or both customers in the sale of shares by one customer to another and charging such customer(s) a reasonable commission.

     2. Shares purchased from PFD for sale to the public shall be purchased only to cover orders previously received by you from your customers. Shares purchased for your own bona fide investment shall not be reoffered or sold except to the applicable Fund or to PFD. PFD also agrees to purchase shares only for investment or to cover orders received.

     3. If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the Prospectus of the applicable Fund. Sales of shares at prices reflecting a discount, concession, commission or other reallowance shall be made only to registered broker-dealers which are members of the National Association of Securities Dealers, Inc. (NASD) and who also have entered into sales agreements with PFD.

     4. Only unconditional orders for a designated number of shares or dollar amount of investment shall be accepted. Procedures relating to handling orders shall be conveyed to you from time to time. All orders are subject to acceptance or rejection by PFD in our sole discretion.

     5. If any shares sold to or through you under the terms of this agreement are repurchased by PFD or by the issuer or are tendered for redemption within seven business days after the date of our confirmation of the original purchase by you, we both agree to pay to the Fund all commissions on such shares.

     6. Sales by you to the public shall earn a commission computed as a percentage of the applicable offering price and which varies with the size and nature of each such purchase. The terms and conditions affecting the applicable offering prices on shares sold with a front-end sales charge, including features such as combined purchase, rights of accumulation, Letters of Intent and net asset value purchases, are described in the Prospectuses. The schedules of commissions generally payable with respect to sales of the Funds' shares are outlined on Appendix A to this agreement. Commission checks for less than $1 will not be issued.

     PFD may, from time to time, offer additional commissions or bonuses on sales by you or your representatives without otherwise revising this agreement. Any such additional commissions or bonuses shall take effect in accordance with the terms and conditions contained in written notification to you.

     7. Remittance of the net amount due for shares purchased from PFD shall be made payable to Pioneering Services Corporation (PSC), Agent for the Underwriter, in New York or Boston funds, within three days of our confirmation of sale to you, or within such shorter time as specified by the rules of the NASD or of a registered clearing agent through which the transaction is settled. Payments made to PSC should be sent to Post Office Box 9014, Boston, MA 02205 (or wired to an account designated by PSC), along with your transfer instructions on the appropriate copy of our confirmation of sale to you. If such payment is not received by PSC, we reserve the right to liquidate the shares purchased for your account and risk. Promptly upon receipt of payment, shares sold to you shall be deposited by PSC to an account on the books of the Fund(s) in accordance with your instructions. Certificates will not be issued unless specifically requested and we reserve the right to levy a charge for issuance of certificates.

     8. You represent that you are and, at the time of purchasing any shares of the Funds, will be registered as a broker-dealer with the US. Securities and Exchange Commission (SEC) or are exempt from such registration; if required to be registered as a broker-dealer you are a member in good standing of the NASD; you are qualified to act as a broker-dealer in the states or jurisdictions in which you intend to offer shares of the Funds; you will abide by all applicable federal and state statutes and the rules of the NASD; and when making sales to citizens or residents of a foreign country, that you will abide by all applicable laws and regulations of that country. Expulsion or suspension from the NASD or revocation or suspension of SEC registration shall act as an immediate cancellation of this agreement.

     9. No person is authorized to make any representations concerning shares of any of the Funds except those contained in the then current Prospectus or Statement of Additional Information for such Fund. In purchasing shares from PFD you shall rely solely on the representations contained in such Prospectuses and Statements of Additional Information.

     10. Additional copies of the current Prospectuses, Statements of Additional Information and other literature will be supplied in reasonable quantities upon request.

     11. We reserve the right in our discretion to suspend sales or withdraw the offering of shares of any Fund entirely. Either party hereto has the right to cancel this agreement upon five days' written notice to the other party. We reserve the right to amend this agreement at any time, and you agree that an order to purchase shares of any one of the Funds placed by you after notice of such amendment has been sent to you shall constitute your agreement to any such amendment.

     12. All written communications to PFD should be sent to the above address. All written communications to you will be sent to your address listed below.

     13. This agreement shall become effective upon receipt by us of your acceptance hereof and supersedes any prior agreement between us with respect to the sales of shares of any of the Funds.

     14. This agreement shall be construed in accordance with the laws of Massachusetts. The parties hereby agree that all disputes between us of whatever subject matter, whether existing on the date hereof or arising hereafter, shall be submitted to arbitration in accordance with the then current Code of Arbitration Procedure of the NASD, the Uniform Arbitration Act or similar rules. Arbitration shall take place in the city of Boston, Massachusetts. Any decision that shall be made in such arbitration shall be final and binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

     15. You appoint the Transfer Agent for each Fund as your agent to execute the purchase transactions of shares of such Fund in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, except as modified in writing by the Transfer Agent, and you guarantee to us and the Fund the legal capacity of your customers so purchasing such shares and any other person in whose name the shares are to be registered.

                                        PIONEER FUNDS DISTRIBUTOR, INC.
Date:



                                        By:__________________________________
                                           William A. Misata
                                           Senior Vice President


The undersigned hereby accepts the offer set forth in above letter.

                                           [Firm]
By:______________________________          [Address]


Title:___________________________

                                               APPENDIX A


                                                 CLASS A

                                               SCHEDULE 1

Pioneer Fund                                              Pioneer Mid-Cap Fund*               Pioneer Equity-Income Fund
Pioneer II                                                Pioneer Gold Shares                 Pioneer Growth Shares
Pioneer International Growth Fund                         Pioneer Europe Fund                 Pioneer Real Estate Shares
Pioneer Capital Growth Fund                               Pioneer Emerging Markets Fund       Pioneer Small Company Fund
Pioneer Indo-Asia Fund                                    Pioneer Micro-Cap Fund              Pioneer World Equity Fund
Pioneer Tax-Managed Fund
                                                          Sales Charge
Broker/Dealer                                             as % of Public
PURCHASE AMOUNT                                           OFFERING PRICE                      COMMISSION
---------------                                           --------------                      ----------
Less than  $ 50,000..........                             5.75                                5.00%
$  50,000 -  99,999..........                             4.50                                4.00
  100,000 - 249,999..........                             3.50                                3.00
  250,000 - 499,999..........                             2.50                                2.00
  500,000 - 999,999..........                             2.00                                1.75
1,000,000  or more ..........                             none                                a) see below


                                               SCHEDULE 2

Pioneer Bond Fund                                  Pioneer America Income Trust               Pioneer Tax-Free Income Fund
Pioneer Balanced Fund**                            Pioneer Strategic Income Fund              Pioneer High Yield Fund
                                                          Sales Charge
Broker/Dealer                                             as % of Public
PURCHASE AMOUNT                                           OFFERING PRICE                      COMMISSION
---------------                                           --------------                      ----------
Less than  $100,000..........                             4.50                                4.00%
 $100,000 - 249,999..........                             3.50                                3.00
  250,000 -  499,000.........                             2.50                                2.00
  500,000 -  999,999.........                             2.00                                1.75
1,000,000 or more ...........                             none                                a) see below


                                               SCHEDULE 3

Pioneer Limited Maturity Bond Fund
                                                          Sales Charge
Broker/Dealer                                             as % of Public
PURCHASE AMOUNT                                           OFFERING PRICE                      COMMISSION
---------------                                           --------------                      ----------
Less than  $ 50,000..........                             2.50                                2.00%
 $ 50,000 -  99,999..........                             2.00                                1.75
  100,000 - 249,999..........                             1.50                                1.25
  250,000 - 999,999..........                             1.00                                1.00
1,000,000 or more ...........                             none                                a) see below

a) Purchases of $1 million or more, and certain group plans, are not subject to an initial sales charge. PFD may pay a commission to broker-dealers who initiate and are responsible for such purchases at the following rate: for funds listed on schedules 1 and 2 above, the rate is as follows: 1% on the first $5 million invested, .50 of 1% on the next $45 million and .25 of 1% on the excess over $50 million. For funds listed on schedule 3: .50 of 1% on purchases of $1 million to $5 million and .10 of 1% on the excess over $5 million. A one-year prepaid service fee is included in this commission. These commissions shall not be payable if the purchaser is affiliated with the broker-dealer or if the purchase represents the reinvestment of a redemption made during the previous 12 calendar months. A contingent deferred sales charge will be payable on these investments in the event of share redemption within 12 months following the share purchase, at the rate of 1% on funds in schedules 1 and 2; and .50 of 1% on funds in schedule 3, of the lesser of the value of the shares redeemed (exclusive of reinvested dividend and capital gain distributions) or the total cost of such shares. For additional information about the broker-dealer commission and contingent deferred sales charge applicable to these transactions, refer to the fund's prospectus.


                                               SCHEDULE 5

                                       Pioneer Cash Reserves Fund
                                        Pioneer Independence Fund

                                                 No Load

                                         PLEASE RETAIN THIS COPY

                                                 CLASS B

                      SCHEDULE 1                                                            SCHEDULE 2
                      ----------                                                            ----------
                  Pioneer Fund                                                  Pioneer Limited Maturity Bond Fund
                  Pioneer II
                  Pioneer Equity Income Fund
                  Pioneer Bond Fund
                  Pioneer Capital Growth Fund
                  Pioneer Europe Fund
                  Pioneer Gold Shares
                  Pioneer America Income Trust
                  Pioneer Emerging Markets Fund
                  Pioneer Indo-Asia Fund
                  Pioneer Cash Reserves Fund
                  Pioneer Growth Shares
                  Pioneer Balanced Fund **
                  Pioneer Tax-Free Income Fund
                  Pioneer Small Company Fund
                  Pioneer International Growth Fund
                  Pioneer Real Estate Shares
                  Pioneer Mid-Cap Fund*
                  Pioneer World Equity Fund
                  Pioneer Micro-Cap Fund
                  Pioneer Strategic Income Fund
                  Pioneer Tax-Managed Fund
                  Pioneer High Yield Fund
                  Pioneer Science & Technology Fund

BROKER/DEALER
COMMISSION               4.00%                                                    2.00%
----------

YEAR SINCE
PURCHASE              CDSC%                                                     CDSC%

First                     4.0                                                       2.0
Second                    4.0                                                       2.0
Third                     3.0                                                       1.0
Fourth                    3.0                                                      none
Fifth                     2.0                                                      none
Sixth                     1.0                                                   To A Class
Seventh                  none
Eighth                   none
Ninth                 To A Class
a) Dealer Commission includes a first year service fee equal to 0.25% of the amount invested in all Class B shares.

                                                 CLASS C

Pioneer Fund                                          Pioneer II
Pioneer America Income Trust                          Pioneer Bond Fund                 Pioneer Capital Growth Fund
Pioneer Cash Reserves Fund                            Pioneer Emerging Markets Fund     Pioneer Equity-Income Fund
Pioneer Europe Fund                                   Pioneer Gold Shares               Pioneer Growth Shares
Pioneer Balanced Fund**                               Pioneer Real Estate Shares        Pioneer Indo-Asia Fund
Pioneer Tax-Free Income Fund                          Pioneer Small Company Fund        Pioneer World Equity Fund
Pioneer International Growth Fund                     Pioneer Mid-Cap Fund*             Pioneer Strategic Income Fund
Pioneer Tax-Managed Fund                              Pioneer High Yield Fund           Pioneer Science & Technology Fund
a)       1% Payout to Broker
b)       1% CDSC for One Year

                                                 CLASS Y

Pioneer Europe Fund                                  Pioneer Growth Shares              Pioneer Equity-Income Fund
Pioneer Capital Growth Fund                          Pioneer Emerging Markets Fund      Pioneer Real Estate Shares
Pioneer Limited Maturity Bond Fund                   Pioneer Fund                       Pioneer Tax-Managed Fund
Pioneer High Yield Fund

a) Class Y shares are sold at net asset value, without either an initial charge or a contingent deferred sales charge. Class Y shares are not subject to any ongoing service fee or distribution fee and do not convert to any other class of shares. Class Y shares are described more fully in "Buying, exchanging and selling shares" in the fund's Class Y shares prospectus.

 *formerly Pioneer Three
**formerly Pioneer Income Fund

                         PIONEER FUNDS DISTRIBUTOR, INC.
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 742-7825


                    SUPPLEMENTAL SALES AND SERVICE AGREEMENT



You have entered into a Sales Agreement with Pioneer Funds Distributor, Inc. (PFD) with respect to the Pioneer mutual funds for which PFD serves as principal underwriter (the "Funds").

This agreement incorporates and supplements that agreement. In consideration of your sales of shares of the Funds, for providing services to shareholders of the Funds and assisting PFD and its affiliates in providing such services, we are authorized to pay you certain service fees as specified herein. Receipt by you of any such service fees is subject to the terms and conditions contained in the Funds' prospectuses and/or specified below, as may be amended from time to time.

1. You agree to cooperate as requested with programs that the Funds, PFD or their affiliates provide to enhance shareholder service.

2. You agree to take an active role in providing such shareholder services as processing purchase and redemption transactions and, where applicable, exchanges and account transfers; establishing and maintaining shareholder accounts; providing certain information and assistance with respect to the Funds; and responding to shareholder inquiries or advising us of such inquiries where appropriate.

3. You agree to assign an active registered representative to each shareholder account on your and our records and to reassign accounts when registered representatives leave your firm. You also agree, with respect to accounts which are held in nominee or "street" name, to provide such documentation and verification that active representatives are assigned to all such accounts as PFD may require from time to time.

4. You agree to pay to the registered representatives assigned to shareholder accounts a share of any service fees paid to you pursuant to this agreement. You also agree to instruct your representatives to regularly contact shareholders whose accounts are assigned to them.

5. You acknowledge that service fee payments are subject to terms and conditions set forth herein and in the Funds' prospectuses, statements of additional information and plans of distribution and that this agreement may be terminated by either party at any time by written notice to the other. Any order to purchase or sell shares received by PFD from you subsequent to the date of our notification to you of an amendment of this agreement shall be deemed to be your acceptance of such an amendment.

6. You acknowledge that your continued participation in this agreement is subject to your providing a level of support to PFD's marketing and shareholder retention efforts that is deemed acceptable by PFD. Factors which may be considered by PFD in this respect include, but are not limited to, the level of shareholder redemptions, the level of assistance in disseminating shareholder communications, reasonable access to your offices and/or representatives by PFD wholesalers or other employees and whether your compensation system or "preferential list" unduly discriminates against the sale of shares of the Funds.

7. Service fees will generally be paid quarterly, at the rates and under the conditions specified on Schedule A hereto.

8. All communications to PFD should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to the address specified by you below. This agreement, in conjunction with the Sales Agreement, describes the complete understanding of the parties. This agreement shall be construed under the laws of the Commonwealth of Massachusetts.

Accepted:                                 Execute this Agreement in duplicate
                                          and return one of the duplicate
                                          originals to us.

By:________________________________
                                          By:__________________________________
Title:_____________________________          William A. Misata
                                             Senior Vice President


[Firm]                                    [Date]


                      RETAIN ONE COPY AND RETURN THE OTHER

                    SUPPLEMENTAL SALES AND SERVICE AGREEMENT
                      WITH PIONEER FUNDS DISTRIBUTOR, INC.


                                   SCHEDULE A

     1. EXCEPT AS SPECIFIED IN SECTION 4 BELOW, service fees on the aggregate net asset value of each account assigned to you in Pioneer Fund, Pioneer II, and Pioneer Mid-Cap Fund** will be paid at the rate of:

          a.   0.15% annually on shares acquired prior to August 19, 1991.

          b.   0.25% annually on shares acquired on or after August 19, 1991.


     2. EXCEPT AS SPECIFIED IN SECTION 4 BELOW, service fees on the aggregate net asset value of each account assigned to you in:

     Pioneer Fund                       Pioneer II
     Pioneer America Income Trust       Pioneer International Growth Fund
     Pioneer Bond Fund                  Pioneer Growth Shares
     Pioneer Micro-Cap Fund             Pioneer Real Estate Shares
     Pioneer Europe Fund                Pioneer Balanced Fund***
     Pioneer Capital Growth Fund        Pioneer Tax-Free Income Fund
     Pioneer Equity-Income Fund         Pioneer Limited Maturity Bond Fund
     Pioneer Gold Shares                Pioneer Indo-Asia Fund
     Pioneer Emerging Markets Fund      Pioneer Small Company Fund*
     Pioneer World Equity Fund          Pioneer Strategic Income Fund
     Pioneer Independence Fund          Pioneer Tax-Managed Fund
     Pioneer High Yield Fund            Pioneer Mid-Cap Fund**
     Pioneer Science & Technology

     will be paid at the rate of:

          a. 0.15% annually if the shares are acquired on or after August 19, 1991, AS A RESULT OF AN EXCHANGE from Pioneer Fund, Pioneer II, or Pioneer Mid-Cap Fund** of shares owned prior to August 19, 1991.

          b.   0.25% annually on all other shares.


     3. EXCEPT AS SPECIFIED IN SECTION 4 BELOW, service fees will be paid at an annual rate of 0.15% of the aggregate net asset value of each account assigned to you in:

     Pioneer Cash Reserves Fund


     4. EXCEPTIONS -- Service fees will not be paid on accounts representing:

          a. Purchases by you or your affiliates, employees or representatives.

          b. Shares which were purchased at net asset value, except for sales of Pioneer Cash Reserves Fund or sales on which you are paid a commission and which are subject to the contingent deferred sales charge described in the funds' prospectuses.

          c. "House" accounts or any other accounts not assigned to an active registered representative(s).

          d.   Accounts established in Pioneer Bond Fund prior to January 1,
          1986.

          e. Service fees of less than $50 per calendar quarter will not be paid.

          f. Pioneer reserves the right to reduce the service fee paid on individual accounts of more than $10 million.

          g. First year service fees on shares subject to a CDSC are at the rate of 0.25% and are prepaid as part of the initial sales commission.

     5. Service fees on shares sold with a front-end sales charge normally begin to be earned as soon as the transaction settles, unless specified otherwise in the fund prospectus. Since the commission on shares sold with a CDSC includes a prepaid one-year service fee, periodic service fees on such shares are paid beginning one year following the transaction.


     6. Service fees of 1% on Class C shares will begin after first year.

                  *  Service fees begin accruing January 1, 1996
                  ** Formerly Pioneer Three Fund
                  ***Formerly Pioneer Income Fund